EXHIBIT 10.14

AMOUNT: $42,184.31	Dated: March 29, 2005
INTEREST: 5%
DUE DATE: March 29, 2010

PROMISSORY NOTE

FOR VALUE RECEIVED, PIERRE A. NARATH (hereinafter the "Maker"), promises to pay to TOUCHSTONE SOFTWARE CORPORATION, a Delaware corporation with a principal business location of 1538 Turnpike Street, North Andover, Massachusetts (hereinafter the "Lender"), or order, the principal sum of Forty-Two Thousand One Hundred Eighty Four and 31/100 ($42,184.31) Dollars, together with interest thereon at five (5%) percent per annum on any and all amounts remaining unpaid thereon, interest accruing on the unpaid principal balance. The unpaid principal balance of this Note and accrued interest thereon, at the rate set forth above, shall be paid on or before March 29, 2010 (the "Maturity Date").

Except after the occurrence of an Event of Default (as defined below), no payments of principal or other amounts due under this Note shall be due-by the Maker to the Lender before the Maturity Date. The Maker shall have the right to prepay the principal amount outstanding in whole or in part without penalty. Any partial prepayment shall be applied first to satisfy the accrued interest and thereafter applied to the principal amount outstanding. This is a balloon note. Maker understands that there will be a significant balance due at the Maturity Date.

This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default: (1) The failure by the Maker to pay any installments on the due date thereof or otherwise to pay when and as due any of the Maker's liabilities, obligations, and indebtedness to the holder; (2) In the event that the Maker is no longer a member of the Board of Directors of the Lender, (3) In the event that the Maker is no longer affiliated in any capacity with the Lender, (4) The institution by or against the Maker of any proceedings under the Bankruptcy Act or any other law in which the undersigned is alleged to be insolvent or unable to pay its debts as they mature, or the making by the undersigned of an assignment for the benefit of creditors, or (5) Upon the death of the Maker (collectively, an "Event of Default").

Every Maker and endorser of this Note hereby waives presentment, demand, notice and protest, and consents to any and all extensions or other indulgences by the holders hereof. Every Maker and endorser hereof agrees that no discharge or release of any other party primarily or secondarily liable on, or of any second interest securing this Note, shall affect the liability of such Maker or endorser.

This Note shall be governed by the laws of the Commonwealth of Massachusetts.

Signed in the presence of	MAKER

/s/ Michelle Carrozzella	/s/ Pierre A. Narath
Witness	Pierre A. Narath